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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

National Bank of Canada          NB Capital Corporation         NB Finance, Ltd.
             (Exact name of registrant as specified in its charter)

Canada                                 Maryland                     Bermuda
        (Province or other jurisdiction of incorporation or organization)

Not Applicable                        52-2063921                 Not Applicable
               (I.R.S. Employer Identification No., if Applicable)

National Bank Tower             125 West 55th Street             Clarendon House
600 de La Gauchetiere           New York, New York               2 Church Street
Street West                            10019                     Hamilton HM11
Montreal Canada                                                  Bermuda
H3B 4L2
     (Address of each Registrant's principal executive office and Zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        To be so registered                       each class is to be registered
        -------------------                       ------------------------------
               None.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which the form relates:
333-49153, 333-49153-01 and 333-49153-02
----------------------------------------

         Securities to be registered pursuant to Section 12(g) of the Act:

         8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, liquidation preference US$1,000 per share, of NB Capital Corporation.


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                                        2

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

              The contents of Amendment No. 1 to Registration Statement on Form S-11 (Registration Statement Nos. 333-49153, 333-49153-01 and 333-49153-02) and
the prospectuses, dated April 28, 1998, forming a part thereof, relating to the Depositary Shares and the 8.35% Noncumulative Exchangeable Preferred Stock, Series A, represented thereby, are incorporated herein by reference.

Item 2.       Exhibits.

              1. (a) Articles of Incorporation of NB Capital Corporation, dated August 20, 1997 and filed with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") on August 20, 1997, (b) Articles of Amendment and Restatement of NB Capital Corporation, dated August 28, 1997 and filed with the SDAT on September 2, 1997 and (c) Articles Supplementary of NB Capital Corporation, dated December 29, 1997 and filed with the SDAT on January 27, 1998.*

              2. Articles Supplementary of NB Capital Corporation, dated April 15, 1998 and filed with the SDAT on April 15, 1998.

              3.  Bylaws of NB Capital Corporation.*


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*        As previously filed as an exhibit to the Registration Statement on Form
         S-4/F-9 of National Bank of Canada, NB Capital Corporation and NB Finance, Ltd., filed with the Securities and Exchange Commission (the "Commission") on November 25, 1997 and amended on December 19, 1997, January 27, 1998, February 17, 1998 and March 2, 1998 (Registration Statement Nos. 333-41009, 333-41009-01 and 333-41009-02).



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                       NATIONAL BANK OF CANADA


                              By /s/ Jean Dagenais                  May 11, 1998
                                 ----------------------------------
                                  Name: Jean Dagenais
                                  Title: Vice-President and
                                           Chief Accountant

                              NB CAPITAL CORPORATION


                              By /s/ John Richter                   May 11, 1998
                                 ----------------------------------
                                  Name: John Richter
                                  Title: President

                              NB FINANCE, LTD.


                              By /s/ Pierrette Lacroix              May 11, 1998
                                 ----------------------------------
                                  Name: Pierrette Lacroix
                                  Title: Vice President


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                                                                       EXHIBIT 2

                             NB CAPITAL CORPORATION
                             ----------------------

                             ARTICLES SUPPLEMENTARY

               300,000 Shares of 8.35% Noncumulative Exchangeable
                            Preferred Stock, Series A

              NB capital Corporation, a Maryland corporation (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: Under a power contained in Article VI of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by informal action in lieu of a special meeting, dated August 22, 1997, authorized the designation of 300,000 shares (the "Shares") of Preferred Stock (as defined in the Charter), as shares of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, $.01 par value per share ("Series A Preferred Shares"), with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as are set forth in Section 6.6 of the Charter.

              SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

              THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

              FOURTH: Each of the undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.


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              IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 15th day of April, 1998.

ATTEST:                                     NB CAPITAL CORPORATION

/s/ Francois Bourassa                       By: /s/ John Richter     (SEAL)
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Secretary                                       President